PROPERTY PURCHASE AGREEMENT

THIS AGREEMENT made as of the 26th day of June 2006.

BETWEEN:

INTERNATIONAL SILVER INC.,
a corporation incorporated pursuant to the laws of the State of Arizona, USA.(hereinafter called the "Purchaser")

- and -

BILLIE J. BURNS
An Individual resident of the State of Oklahoma (hereinafter called the "Vendor")

WHEREAS the Vendor desires to sell and the Purchaser desires to purchase certain of the property and fixed assets of the Vendor, hereinafter called the "Property", and composed of 30.524 acres of Patented Mining Claims located in Box Elder County, Utah, in the Lucin Mining District, on the terms and subject to the conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other valuable consideration of the purchase price and the covenants, representations and warranties hereinafter contained, the Parties have agreed and do hereby agree with each other as follows:

ARTICLE 1
INTERPRETATION

Section 1.01 Definitions. Where used in this Agreement, unless the context or subject matter otherwise requires, the following words and phrases will have the meanings set forth below:

"Closing" means the closing of the sale and purchase of the Property contemplated by this Agreement.

"Closing Date" means July 17, 2006 or as mutually agreed between the Parties.

"Company" means International Silver, Inc., a corporation incorporated pursuant to the laws of the State of Arizona.

"Fair Market Value" means, when used in relation to assets being purchased by the Purchaser hereunder, the fair market value of the assets in question at the Time of Closing.

"Parties" means the Purchaser and the Vendor, and their respective successors and permitted assigns; and

"Party" means either of the Parties.

"Person" means an individual, a partnership, a corporation, a government or any department or agency thereof, a trustee, any unincorporated organization and the heirs, executors, administrators or other legal representatives of an individual; and words importing "Person" have similar meanings.

"Property" means all of the right and title to mineral and surface rights of certain patented mining claims as defined in the mining statutes of the State of Utah and listed in 'Schedule A' attached herein.

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"Purchase Price" means the aggregate price for the Property as determined in Section 2.02.

"Purchaser" means the party of the second part.

"Time of Closing" means the opening of business on the Closing Date.

"Vendor" means Billie J. Burns, or Party of the First Part.

"Vendor's Records" means all documents, files, records and other data and information in the possession of the Vendor relating to the Property.

Section 1.02. Currency. All sums of money referred to in this Agreement is, unless the context or subject matter otherwise permits, expressed in lawful money of the United States of America.

Section 1.03. Division of Agreement. The division of this Agreement into articles, sections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular article, section or other portion thereof and include any agreement or instrument supplementary of ancillary hereto.

Section 1.04. Number and Gender. Words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders.

ARTICLE II
PURCHASE AND SALE OF THE PROPERTY

Section 2.01. Purchase and Sale. Subject to the terms and provisions hereof and based upon the warranties and representations herein contained, the Vendor hereby sells, transfers, assigns and conveys to the Purchaser and the Purchaser hereby purchases and accepts assignments of the property from the Vendor, at the Time of Closing on the Closing Date, the Property free and clear of any and all liens, pledges, charges, mortgages, claims, security interests and other encumbrances.

Section 2.02. Purchase Price. The Purchase Price payable by the Purchaser for the Property (the "Purchase Price") shall be the sum of Fifty Thousand Dollars (US$50,000) of lawful money of the United States of America paid by the Purchaser to the Vendor (receipt and sufficiency whereof are hereby acknowledged), on the Closing Date.

Section 2.03. Payment of Purchase Price. The Purchase Price shall be paid and satisfied by the in the following manner:

(a) in cash payable to the Vendor as to

1) $25,000 at the time of the closing,

(b) in Securities as to

1) 25,000 shares of Atlas Precious Metals Inc., as one certificate in the name of Billie J. Burns to be delivered on the Closing Date.

Such shares shall be deemed to have a value of $1.00 per share. On the 18th month following closing, the Vendor shall request in writing that the shares be re-evaluated on that day. Should the shares trade in the

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public markets for less than $1.00 per share, an additional number of shares shall be issued to the Vendor such that her equivalent share value shall be topped up to $25,000.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF VENDOR

The Vendor represents and warrants, subject to Section 5.03 and 6.01, to the Purchaser as follows and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement and the purchase by the Purchaser of the Property:

Section 3.01. Status of the Vendor. The Vendor is a individual who is resident of the State of Oklahoma and has full capacity to own its property and to carry on the business now being conducted by it and to carry out the transactions contemplated hereby.

Section 3.02. Corporate Status of the Purchaser. The Company is a corporation duly incorporated and validly subsisting under the laws of the State of Arizona, USA; the Company has the corporate power and capacity to own the property being acquired and to carry on the business now being conducted by it and to carry on the transactions contemplated hereby.

Section 3.03. Sale Permitted by Laws. The execution and delivery by the Vendor of and the performance of its obligations under this Agreement and the completion by the Vendor of the transactions contemplated hereby will not result in the violation of any law or regulation of the United States of America, the State of Arizona, or the State of Utah, or the State of Oklahoma, or any order or decree of any court or tribunal to which the Vendor is subject.

Section 3.05. Agreement Binding on Vendor. This Agreement has been duly authorized, executed and delivered by the Vendor and is a valid and binding obligation of the Vendor enforceable in accordance with its terms hereof except that specific performance is an equitable remedy which may only be awarded in the discretion of the Court.

Section 3.06. Title, etc. The Vendor will be the owner of the Property at the Time of Closing free and clear of any and all liens, pledges, charges, mortgages, security interests, claims and other encumbrances, except as may be disclosed to the Purchaser.

Section 3.07. Environmental Notices, Clean-up Orders, etc. The Vendor represents and warrants that there are no unfulfilled Environmental Clean-up Orders, known environmental violations nor any government agency investigation or orders pending on the property and that there are no known non-mineral contaminants present on the property as of the Closing Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying upon such representations and warranties in connections with the entering into of this Agreement and the sale by the Vendor of the Property:

Section 4.01. Corporate Status. The Purchaser is a corporation duly continued, organized and validly subsisting under the laws of the State of Arizona, USA, and has the corporate power and capacity to own its property and to carry out the transactions contemplated hereby.

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Section 4.02. Purchaser Permitted by Charter, Agreements, etc. The execution and delivery by the Purchaser of, and the performance of its obligations under, this Agreement and the completion by the Purchaser of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or by-laws of the Purchaser or of any indenture or other agreement, written or oral, to which the Purchaser is a party or by which it is bound.

Section 4.03. Purchase Permitted by Laws. The execution and delivery by the Vendor and the performance of the Company's obligations under this Agreement and the completion of the transactions contemplated hereby will not result in the violation of any law or regulations of the United States of America, the State of Utah or any order or decree of any court or tribunal to which the property may be subject.

ARTICLE V
CERTAIN COVENANTS OF THE PARTIES

Section 6.01. Commission, Legal Fees, etc. All negotiations relative to this Agreement and the transaction contemplated hereby have been conducted between the Parties without the intervention of any other Person so that no valid claim will arise against either of the Parties for a brokerage commission, finder's fee or other like payment. The Vendor and the Purchaser will each bear the fees and disbursements of the respective lawyers, accountants, brokers or consultants engaged by them respectively in connection with the preparation of this Agreement and the transactions contemplated hereby. Title and closing costs will be borne by the Purchaser.

ARTICLE VI
CLOSING ARRANGEMENTS

Section 7.01. Closing. The Closing of the purchase and sale of the Property shall occur at the Time of Closing on the Closing Date at the offices Heritage West Title Company of Brigham City, Utah. The parties each acknowledge that final closing will be accomplished by exchange of faxed signatures.

(a) The Vendor shall deliver to the Purchaser all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and any other documents necessary or reasonably required to transfer the Property to the Purchaser with a good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever;

(b) The Vendor shall take or cause to be taken by itself and the Company all necessary or desirable actions, steps and corporate proceedings to approve or authorized validly and effectively the transfer of the Property to the Purchaser and the execution and delivery of this Agreement and other agreements and documents contemplated hereby and shall cause all necessary meetings of directors and shareholders of the Company to be held for such purpose;

(c) The Vendor shall deliver to the Purchaser the Vendor's Books and Records pertaining to the property, which shall become the property of the Purchaser.

(d) The costs of title transfer, title insurance and incidental closing costs will be paid by the Purchaser.

Section 7.02. Purchase Price. On the Closing Date, the Purchaser shall make payment to the Vendor of the Purchase Price in conformity with and according to Section 2.03 a) hereof.

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ARTICLE VII
CONDITIONS OF CLOSING

Section 8.01. Conditions for Purchaser's Benefit. The sale and purchase of the Property is subject to the following terms and conditions for the exclusive benefit of the Purchaser to be fulfilled and/or performed at or prior to the Time of Closing:

(a) the representations and warranties of the Vendor contained in this Agreement shall be true and correct as of the Time of Closing, and the Closing of the transaction of purchase and sale herein provided for and shall not be nor be deemed to be a waiver of the covenants, representations and warranties contained in this Agreement, which covenants, representations and warranties shall continue in full force and effect for the benefit of the Purchaser as provided in Article V hereof;

(b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor at or before the Time of Closing shall have been complied with or performed,

(c) there shall have been obtained from all appropriate federal, state, provincial, local, municipal or other governmental or administrative bodies such approvals or consents as are required to permit the change of ownership of the Property contemplated hereby;

(d) no action or proceeding in the United States by law or in equity shall be pending or threatened by any Person to enjoin, restrict or prohibit the purchase and sale of the Property as contemplated herein.

Section 8.02. Conditions for Vendor's Benefit. The sale and purchase of the Property is subject to the following terms and conditions for the exclusive benefit of the Vendor to be fulfilled and/or performed at or prior to the Time of Closing:

(a) the representations and warranties of the Purchaser contained in Article IV hereof shall be true and correct as of the Time of Closing, and the Closing of the transaction of purchase and sale herein provided,

(b) the Purchaser shall have complied with all terms, covenants, conditions and agreements herein agreed to be performed or caused to be performed by it; and

(b) no action or proceeding in the United States by law or in equity shall be pending or threatened by any Person to enjoin or prohibit the purchase and sale of the Property contemplated hereby or contest the authority of the Purchaser to executed and deliver this Agreement or to consummate the transaction contemplated hereby.

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ARTICLE VIII
NOTICES

Section 9.01. Notices. All notices, demands, requests, consents, agreements and approvals (collectively, "notices") which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and if mailed by first class registered mail shall be deemed to have been received seven (7) business days after the post-marked date thereof and if telegraphed or telexed, shall be followed forthwith by letter and shall be deemed to have been received on the business day following the dispatch thereof and, if delivered by hand, shall be deemed to have been received on the day of delivery. Notices shall be addressed as follows:

(a) if to the Vendor:

Billie J. Burns
P.O. Box 57356
Oklahoma City, OK 73157

(b) if to the Purchaser:

International Silver Inc.
8040 South Kolb Road
Tucson, AZ 85706
USA
ATTN: H. Roy Shipes
President
Fax: 520-889-2733

or to such other address or in case of such other officers as the Parties may from time to time advise each other by notice in writing.

ARTICLE IX
MISCELLANEOUS

Section 10.01. Time of the Essence. Time shall be of the essence of this Agreement.

Section 10.02. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and understanding between the Parties with respect thereto. There are no representations, warranties, undertakings or agreements between the Parties with respect to the subject matter of this Agreement except as set forth herein and this Agreement may not be amended or modified in any respect except by written instrument signed by the Parties.

Section 10.03. Further Assurances. The Vendor and the Purchaser will each execute and deliver such further documents and instruments and do such acts and things as may before or after the Closing Date be reasonably required by the other to carry out the intent and meaning of this Agreement and to assure to the Purchaser the Property.

Section 10.04. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah shall govern the rights of the Parties.

and their respective successors and permitted assigns.

Section 10.06. Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party.

IN WITNESS WHEREOF the Parties have executed this Agreement.

Purchaser:

INTERNATIONAL SILVER INC.

By: H. Roy Shipes
Title: President

Vendor:

BILLIE J. BURNS

Schedule A
Description of the Property

Schedule A
Description of the Property

The Property is located on the Nevada-Utah border, 12 miles NE of Montello, NV, in Box Elder County; Utah, in the Lucin Mining District

Patented Lode Claims (10)	NAME OF CLAIM	TOTAL ACRES
State Property Tax I. D. 20347	**SUNSET**	2.730
State Property Tax I.D. 20348	**RISING SUN**	2.185
State Property Tax I.D. 20349	**BLACKSTONE**	4.769
State Property Tax I.D. 20350	**RED CLOUD**	2.262
State Property Tax I.D. 20351	**EMPIRE**	2.295
State Property Tax I.D. 20352	**CONFIDENCE**	2.098
State Property Tax I.D. 20353	**BLOOMINGTON**	7.979
State Property Tax I.D. 20354	**INDEPENDENCE**	2.318
State Property Tax I.D. 20355	**MORNING STAR**	1.288
State Property Tax I.D. 20356	**TACOMA**	2.600
TOTAL ACREAGE		**30.524**